SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                Form 8-K

               Current Report Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934



Date of Report       (Date of earliest event reported)       January 31, 2003



                          Goddard Industries, Inc.

..  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . .
          (Exact Name of Registrant as Specified in Its Charter)


    Massachusetts                 0-2052                       04-2268165
..  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . .
  (State  or  Other            (Commission                 (I.R.S. Employer
     Jurisdiction              File Number)                Identification No.)
   of Incorporation)


    705 Plantation Street, Worcester, Massachusetts              01605

..  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . .
      (Address of Principal Executive Offices)                 (Zip Code)


                                                            (508) 852-2435
   Registrant's telephone number, including area code  .  .  .  .  .  .  .  .

  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . .
       (Former Name or Former Address, If Changed Since Last Report)



















Item 2.   Disposition

     On January 31, 2003, Goddard Industries, Inc. (the "Registrant") sold substantially all of the assets of one of its subsidiaries, Goddard Valve Corporation ("Goddard Valve"), to Engineered Controls International, Inc., a Delaware corporation ("ECII") pursuant to an Asset Purchase Agreement, dated as of January 31, 2003, among ECII, Goddard Valve and Registrant (the "Asset Purchase Agreement"). The purchase price is approximately $4.1 million with adjustment for the final value of inventory and accounts receivable that are being transferred at the date of closing. Of the total purchase price, approximately $3.2 million was paid in cash at the closing and up to an additional $900,000 is payable after the completion of a post-closing review of the value of the inventory and disposed assets, and upon collection of transferred accounts receivable. The assets disposed of by Registrant included Goddard Valve's machinery & equipment, office equipment, inventory, accounts receivable, intellectual property and proprietary information, including rights to the use of the names "Goddard" and "Goddard Valve Corporation." In addition, Registrant must discontinue its use of the name "Goddard Industries, Inc." by May 31, 2003. The purchase price was determined as the result of arms' length negotiations between unrelated parties. In conjunction with the sale, Registrant agreed to provide certain short term transitional services to ECII.

     The Goddard Valve business that was sold by Registrant to ECII, designs, manufactures and sells cryogenic valves that are used primarily by the industrial gas industries, including atmospheric gases, LNG, liquid hydrogen and specialty gases used in semiconductor manufacture. After the sale of the business of Goddard Valve, Registrant will continue to own and operate its other subsidiary, Mack Valves Pty Ltd, located in Melbourne, Australia, which manufactures industrial valves for specialized areas of industry, including a range of water, steam, fire service and other valves used extensively in clean water, fire prevention, mining and other industrial applications.

The terms of the transaction are more fully described in the Asset Purchase Agreement that is filed as an exhibit herewith.



Item 7.   Financial Statements and Exhibits

	(a)	Financial Statements.
	None

(b) Exhibits.

Exhibit No.			Description of Exhibit

	1			Form of Asset Purchase Agreement












                                  SIGNATURES




      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GODDARD INDUSTRIES, INC.


Date:  February 3, 2003              By: /s/ Salvatore J. Vinciguerra
                                       Salvatore J. Vinciguerra, President











































                                EXHIBIT INDEX

EXHIBIT NO.		DESCRIPTION OF EXHIBIT

    1             Form of Asset Purchase Agreement

















































EXHIBIT 1
										EXECUTION COPY
					ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of January
31, 2003, by and among Engineered Controls International, Inc., a Delaware corporation (the "Purchaser"), Goddard Valve Corporation, a Massachusetts corporation (the "Seller"), and Goddard Industries, Inc., a Massachusetts corporation and the sole shareholder of the Seller (the "Shareholder"). Capitalized terms used in this Agreement without definition shall have the meanings set forth or referenced in Article VIII.

                                    WITNESSETH:

WHEREAS, the Seller is engaged in the business of manufacturing, selling and distributing cryogenic valves and related products (the "Business"); and

WHEREAS, upon the terms and conditions set forth in this Agreement, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, certain operating assets of the Seller as described herein.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
						ARTICLE I

PURCHASE AND SALE
	1.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall grant, sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall acquire from the Seller, all right, title and interest of the Seller in and to all of the assets, properties and rights of the Seller used in the Business which are listed in Section 1.2 (the "Acquired Assets"), free and clear of all Liens.

	1.2 Acquired Assets.  Except as otherwise specifically identified in
Section 1.3 as an Excluded Asset, the Acquired Assets shall include all right, title and interest of the Seller as of the Closing Date in and to the following assets used in the Business:
	    (a) all accounts receivable of the Seller ("Acquired Accounts
Receivable");

	    (b) all inventories of raw materials and supplies, manufactured and purchased parts, work-in-process and finished goods (including, without limitation, all such inventory which may be in transit or in the possession of any third party);

	    (c) all machinery, equipment, supplies, tooling, motor vehicles, furniture and furnishings, computers and computer systems, including all databases, software programs, source codes and programmers' notes, goods, office equipment and supplies and other tangible personal property, wherever located;





	    (d) all of the Seller's Proprietary Rights and the goodwill associated therewith;

	    (e) subject to Section 1.13, all agreements, contracts, leases, purchase orders and other similar arrangements, as set forth on Schedule 1.2(e) (the "Acquired Contracts");

	    (f) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances, grandfathered practices and similar rights obtained from Governmental Authorities used in or related to the Business, to the extent transferable to the Purchaser;

	    (g) all rights to receive mail and other communications related to the Business (including, without limitation, mail and communications from customers, suppliers, distributors, agents and others with respect to the Acquired Assets or the Business) other than mail and other communications related to the Excluded Assets or Retained Liabilities, it being understood that each of the Seller and the Shareholder, on the one hand, and the Purchaser, on the other hand, will deliver to the other any mail and other communications to which it is entitled hereunder;

	    (h) all sales records, files (including EDP files), documents, plans, order files, catalogs, technical information, pricing sheets, instructions and manuals, employee handbooks, correspondence, customer and supplier lists, drawings, specifications, displays, advertising and promotional materials, studies, reports, data and other printed, written or electronically-stored materials of whatever nature used in or related to the Business, provided that copies of accounting records and ledgers shall be provided to the Purchaser as reasonably requested; and

	    (i) all rights to use the telephone numbers, telecopier numbers, internet website domain names and e-mail addresses used in connection with the Business, provided that the Purchaser shall for a reasonable period of time after the Closing supply new contact information for the Seller or the Shareholder, as applicable, to any person attempting to contact the Seller or the Shareholder.


	1.3 Excluded Assets. The Purchaser shall not purchase, and the Seller shall retain, the following assets of the Seller (collectively, the "Excluded Assets"):
	    (a) all cash and cash equivalents, securities, certificates of deposit, commercial paper, treasury bills and notes and other similar investments, including the preferred stock of Webstone Company, Inc.;

	    (b) all interests in real property of the Seller;

	    (c) all intercompany accounts between the Seller and its affiliates;

	    (d) the accounting records, ledgers, corporate seal, minute books, stock books, Tax Returns and other records having to do with the corporate organization of the Seller;




	    (e) the Seller's rights under this Agreement or any other agreement between the Seller and the Purchaser entered into on or after the date of this Agreement;

	    (f) all rights in any Employee Plans, and all assets held in trust or otherwise under the Employee Plans;

	    (g) the rights of the Seller under any and all insurance policies insuring the Seller, its assets, properties, operations, employees, officers and directors, including, without limitation, the policies listed in
Schedule 2.1(r); and

	    (h) all claims, rights with respect to legal actions, causes of action, right to refunds, rights of recovery, rights of set off and rights of recoupment of any kind, including, without limitation, all rights to refund of Taxes.


	1.4 Assumed Liabilities.
		(a) At the Closing, the Purchaser shall assume and agree to pay, perform and discharge (i) all of the Seller's obligations arising or to be performed from and after the Closing under the Acquired Contracts excluding any obligations or liabilities arising out of or in connection with any breach of an Acquired Contract occurring prior to or as of the Closing or any commissions payable with respect to sales made prior to the Closing and
(ii) Warranty Obligations not exceeding $10,000 in the aggregate (collectively, the "Assumed Liabilities").

		(b) Except for the Assumed Liabilities, Purchaser is not assuming, and the Seller hereby acknowledges that it is retaining, all of its Liabilities (collectively, the "Retained Liabilities"), and the Seller covenants that it shall pay, discharge and perform each of the Retained Liabilities promptly when due, except to the extent contested by the Seller in good faith by appropriate proceedings.

	1.5 Purchase Price. In consideration for the Acquired Assets, the Purchaser agrees to assume the Assumed Liabilities from the Seller and to pay to the Seller the sum of $4,100,000, less any Purchase Price Adjustment pursuant to Section 1.7 and any Receivables Adjustment pursuant to Section
1.10 (as adjusted, the "Purchase Price").

	1.6 Payment of the Purchase Price.
		(a) Pursuant to that certain letter of intent by and among the Purchaser, the Seller and the Shareholder dated November 4, 2002 (the "Letter of Intent"), the Purchaser has paid to the Shareholder a $41,000 deposit, which amount shall be applied in full to the Purchase Price at the Closing.

		(b) At the Closing, the Purchaser shall pay to the Seller $3,159,000 of the Purchase Price (the "Initial Purchase Price Payment"). The Purchaser shall hold $700,000 in reserve for payment of any Purchase Price Adjustment owed by the Seller to the Purchaser pursuant to Section 1.7 (the "PPA Holdback") and shall hold $200,000 in reserve for payment of any unpaid Receivables Adjustment owed by the Seller to the Purchaser pursuant to


Section 1.10 (the "Receivables Holdback"). Subject to Section 1.7, the PPA Holdback (or remaining amounts thereof) shall be paid by the Purchaser to the Seller as set forth in Section 1.8. The Receivables Holdback (or remaining amounts thereof) shall be paid by the Purchaser to the Seller as set forth in
Section 1.10. The Initial Purchase Price Payment, the PPA Holdback (or remaining amounts thereof) and the Receivables Holdback (or remaining amounts thereof) shall be paid by wire transfer of immediately available funds in accordance with the Seller's written wire transfer instructions delivered to the Purchaser at least two (2) Business Days prior to the date payment is due.

	1.7 Purchase Price Adjustment. In the event that the total of the value of the inventory plus the accounts receivable (in each case, net of reserves) as reflected on the balance sheet of the Seller dated June 30, 2002, attached hereto as Schedule 1.7 (the "Reference Balance Sheet"), exceeds the total of the value of the inventory plus the accounts receivable (in each case, net of reserves) of the Seller as reflected on the balance sheet of the Seller dated as of the Closing Date and prepared in accordance with Section 1.8 (the "Closing Balance Sheet"), the amount of such excess shall be deducted from the PPA Holdback (the "Purchase Price Adjustment"). If the Purchase Price Adjustment exceeds the amount of the PPA Holdback, the Seller shall pay to the Purchaser the amount of such excess within two (2) Business Days after the Purchase Price Adjustment (or any undisputed portion thereof) has been determined in accordance with Section 1.8.

	1.8 Closing Balance Sheet. Within thirty (30) days after the Closing Date, the Seller shall deliver to the Purchaser the Closing Balance Sheet, which shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied as of the Closing Date and in the same manner as the Reference Balance Sheet, except as provided in Section
1.9. The Purchaser or its representatives shall have full access to all financial records and transaction details related to the Acquired Assets in order to review the values reflected on the Closing Balance Sheet as prepared by the Seller. The Closing Balance Sheet and the calculation of the Purchase Price Adjustment based thereon shall be valid and binding upon the parties and any amount by which the PPA Holdback exceeds the Purchase Price Adjustment shall be due and payable by the Purchaser to the Seller within thirty (30) days following delivery of the Closing Balance Sheet unless the Purchaser notifies the Seller in writing of any dispute with respect thereto within thirty (30) days following the delivery of the Closing Balance Sheet. If the Purchaser delivers a dispute notice pursuant to which the Purchase Price Adjustment is nevertheless calculated to be less than the PPA Holdback, the Purchaser shall pay to the Seller within two (2) Business Days thereafter the amount by which the PPA Holdback exceeds the Purchaser's calculation of the Purchase Price Adjustment. If the Seller and the Purchaser are unable to resolve any dispute with respect to the Closing Balance Sheet within twenty
(20) days following delivery of the Purchaser's written notice to the Seller thereof, the dispute shall be submitted for resolution to Grant Thornton (the "Evaluator"). The Evaluator shall act as an arbiter to determine any such disputes based solely on presentations by the Purchaser and the Seller and not by independent review. The Evaluator's determination shall be made within thirty (30) days after the submission of the dispute, shall be in accordance with this Agreement, shall be set forth in writing and shall be final and binding on the parties. The Purchaser shall remit to the Seller any remaining excess PPA Holdback within two (2) Business Days of the Evaluator's decision. The Purchaser and the Seller shall each pay one-half of the fees and expenses of the Evaluator. The Purchaser and the Seller shall pay their own costs incurred in preparing or reviewing the Closing Balance Sheet and preparing presentations for the Evaluator.

	1.9 Closing Date Inventory. Within five (5) days prior to the Closing Date, the Seller shall conduct a physical count of its inventory.
The Purchaser and its representatives shall be entitled to observe the physical count and shall be afforded the opportunity to make such reasonable investigations of the inventory as they shall desire, provided that the Purchaser shall reasonably cooperate in keeping its and its representatives' presence unknown to the Seller's employees other than Salvatore J. Vinciguerra, Kenneth E. Heyman and Donald R. Nelson. The results of the physical count shall be the basis for the valuation of the inventory on the Closing Balance Sheet and the inventory shall be valued thereon in accordance with the Seller's valuation policies (including determination of reserves) which are and have been in conformance with GAAP and as applied to the June 30, 2002 and September 28, 2002 financial statements.

	1.10 Collection of Acquired Accounts Receivable. After the Closing, the Purchaser shall use commercially reasonable efforts to collect all of the Acquired Accounts Receivable. If any payments of the Acquired Accounts Receivable are received by the Seller, the Seller shall promptly remit the same to the Purchaser. The parties agree that all payments received from a customer with an outstanding Acquired Account Receivable shall be applied to the oldest outstanding Acquired Account Receivable, provided that if such customer has designated that the payment be applied to another Acquired Account Receivable, it shall be applied to the designated Acquired Account Receivable, and if such customer has designated that the payment be applied to a post-Closing receivable, it shall nevertheless be applied to the oldest Acquired Account Receivable unless such customer has made a specific claim in writing regarding the Acquired Account Receivable to which the payment would otherwise apply, in which case, such payment may be applied to the next oldest Acquired Account Receivable or, if none exists, in any manner in which the Purchaser shall determine. Beginning with the month following the Closing Date, the Purchaser shall supply a monthly accounting of collections to the Seller within ten (10) Business Days after the end of the month and shall permit the Seller to assist in any collections which become older than sixty (60) days. Once the outstanding amount of the Acquired Accounts Receivable (less any reserves) becomes less than the amount of the Receivables Holdback, the Purchaser shall on a weekly basis thereafter release to the Seller the portion of the Receivables Holdback (or any remaining portion thereof) in excess of the outstanding amount of the Acquired Accounts Receivable (less any reserves). If any of the Acquired Accounts Receivable remain outstanding six (6) months after the Closing Date, and the aggregate amount of such remaining Acquired Accounts Receivable exceeds the amount of the reserve for doubtful accounts included in the Closing Balance Sheet, the Purchaser shall have the right (i) to assign or cause to be assigned without recourse such unpaid Acquired Accounts Receivable to the Seller and (ii) to deduct the amount of such excess from the Receivables Holdback (the "Receivables Adjustment"). At the end of such six (6) month period, the Purchaser shall pay to the Seller the amount of the Receivables Holdback remaining after the Receivables Adjustment has been made and shall deliver to the Seller an assignment of the remaining unpaid Acquired Accounts Receivable. At that time, the Seller shall have the right to collect the assigned Acquired Accounts Receivable in full. If the Receivables Adjustment exceeds the amount of the Receivables Holdback, the Seller shall pay to the Purchaser the amount of such excess within two (2) Business Days after the Purchaser sends written notice to the Seller of the assignment of the Acquired Accounts Receivable.

	1.11 Allocation of the Purchase Price. The Purchase Price shall be allocated among the Acquired Assets in accordance with Section 1060 of the Code, which preliminary allocation shall be agreed upon by the Seller and the Purchaser on Schedule 1.11 to be attached to this Agreement at or prior to the Closing (and adjusted as necessary and agreed upon by the Seller and the Purchaser within thirty (30) days after the Purchase Price Adjustment has finally been determined in accordance with Section 1.8 to reflect any Purchase Price Adjustment). The Seller and the Purchaser each hereby covenants and agrees that it will not take a position on any income Tax Return (including, without limitation, Internal Revenue Service Form 8594) or with any Governmental Authority that is in any way inconsistent with the terms of this section or the allocation set forth on Schedule 1.11. The Seller and the Purchaser shall inform each other promptly of any challenge by any Governmental Authority to the allocation set forth on Schedule 1.11 and no party shall agree to any adjustment asserted by such Governmental Authority without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Seller and the Purchaser agree to cooperate with each other in preparing Internal Revenue Service Form 8594 for filing by each of them and to furnish the other party with a copy of Internal Revenue Service Form 8594 within a reasonable period before its filing due date.

	1.12 Delivery of Assets. The Seller shall take all action necessary or advisable to put the Purchaser in possession of the Acquired Assets promptly following the Closing. The Purchaser shall, at its expense, prepare for shipping and ship the tangible Acquired Assets from the Seller's premises within sixty (60) days after the Closing Date. The Seller shall make its premises available to the Purchaser or its agents for such purposes and shall continue to provide adequate insurance for such tangible Acquired Assets for sixty (60) days after the Closing Date.

	1.13 Transfer of Acquired Contracts. If the consent of any other party is required for the assignment of any Acquired Contract and, subject to
Section 4.2(d), such consent is not obtained prior to the Closing, the Purchaser shall nevertheless satisfy and discharge the obligations of the Seller thereunder so long as the Purchaser (as assignee or otherwise) receives all the benefits and is permitted to exercise all of the rights of the Seller thereunder. In the event, however, that consent to assignment of such Acquired Contract cannot be obtained (whether before or after the Closing) and the Purchaser is not permitted to receive all benefits or to exercise all rights of the Seller thereunder, then, at the Purchaser's option, the Seller shall be and remain responsible for all of the remaining obligations under such Acquired Contract (and shall be entitled to all of the benefits thereunder), provided that the Purchaser suspends the restrictive covenants enumerated under Section 3.10 as applied to such Acquired Contract and provides to the Seller access to the necessary technical materials, and the Purchaser shall thereafter have no obligations with respect thereto.


					ARTICLE II

			 REPRESENTATIONS AND WARRANTIES

	2.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

		(a) Organization, Standing and Qualification. Each of the Seller and the Shareholder is a corporation duly incorporated, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts. The Seller (i) has full right, power and authority to carry on its business as now being conducted, and to own or lease and operate its properties as and in the places where such business is now conducted and such properties are now owned or leased and operated, and (ii) is duly qualified, licensed or authorized to do business and, if applicable, in good standing in each jurisdiction listed on Schedule 2.1(a).

		(b) Authority. Each of the Seller and the Shareholder has full corporate power and authority to enter into this Agreement and each of the other agreements, certificates, instruments and documents contemplated hereby (collectively, the "Ancillary Documents") to which it is a party, and to carry out the transactions contemplated hereby and thereby. Each of the Seller and the Shareholder has properly taken all corporate action required to be taken by it with respect to the execution and delivery of this Agreement and each of the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby.

		(c) Execution and Delivery. This Agreement has been duly authorized, executed and delivered by each of the Seller and the Shareholder and constitutes a legal, valid and binding obligation of each such party, enforceable against such party in accordance with its terms and conditions, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally or by general principles of equity. Each Ancillary Document to which the Seller or the Shareholder is a party will have been duly authorized, executed and delivered by such party upon the Closing and, upon the execution and delivery thereof, will constitute a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally or by general principles of equity.

		(d) No Conflicts. Subject to obtaining the consents and approvals listed on Schedule 2.1(d), the execution, delivery and performance by each of the Seller and the Shareholder of this Agreement and each of the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any Person under, or give rise to the right to accelerate or terminate, or result in the creation or right to create any Lien upon the Acquired Assets, under (i) its certificate of incorporation or by-laws; (ii) any Law to which it or any of the Acquired Assets is subject;



(iii) any judgment, order, writ, injunction, decree or award of any Governmental Authority to which it is subject; or (iv) any license, agreement, commitment or other instrument or document to which it is a party or by which it is otherwise bound. No authorization, approval or consent of, and no registration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by the Seller or the Shareholder of this Agreement and each of the Ancillary Documents to which it is a party, except for (i) required filings with the Securities and Exchange Commission by the Shareholder and (ii) consents and approvals identified on
Schedule 2.1(d).

		(e) Financial Statements. The Seller has previously delivered to the Purchaser true and correct copies of the following financial statements (consisting of a balance sheet and an income statement) (collectively, the "Financial Statements"): the unaudited financial statements of the Seller for the fiscal years ended September 30, 2000, September 29, 2001 and September 28, 2002 (September 28, 2002 is herein referenced to as the "Latest Financial Statement Date"). Except as set forth on Schedule 2.1(e), the Financial Statements have been prepared from and are consistent with the books, records and accounts of the Seller, have been prepared in accordance with GAAP consistently applied through the periods indicated and fairly present, as of the dates and for the periods referred to therein, the Seller's financial position and results of operations. The books and records of the Seller accurately record all transactions of the Seller during the periods covered by the Financial Statements and since the Latest Financial Statement Date.

		(f) Ordinary Course. Since the Latest Financial Statement Date, and except as otherwise disclosed on Schedule 2.1(f), the operations of the Seller have been conducted in the ordinary course consistent with past practice and the Seller has not made or instituted, or agreed to make or institute, any material change in the methods of production, purchase, sale, lease, management, marketing, distribution, accounting or operations of the Business.

		(g) Title to Assets. The Seller has good and marketable title to all of the owned assets included in the Acquired Assets and valid and subsisting leasehold interests in all of the leased assets included in the Acquired Assets, free and clear of any Liens, except as set forth on Schedule 2.1(g).

		(h) Accounts Receivable. Except as disclosed on Schedule 2.1(h), (i) the Seller's accounts receivable reflected on its balance sheet dated as of the Latest Financial Statement Date (the "Latest Balance Sheet") or arising since the Latest Financial Statement Date (collectively, the "Accounts Receivable"), are bona fide and have arisen or were acquired in the ordinary course of business and in a manner consistent with the Seller's regular credit practices; (ii) the Seller's provision for doubtful accounts reflected on the Latest Balance Sheet or reserved on its books since the Latest Financial Statement Date has been determined in good faith and in accordance with GAAP consistently applied through the periods indicated; and
(iii) since the Latest Financial Statement Date, the Seller has not canceled, reduced, discounted, credited or rebated or agreed to cancel, reduce, discount, credit or rebate, in whole or in part, any Accounts Receivable except in the ordinary course of business consistent with past practice.


		(i) Inventory. Except as disclosed on Schedule 2.1(i), (i) the Seller's inventories which are reflected on the Latest Balance Sheet or which have been acquired since the Latest Financial Statement Date were acquired in the ordinary course of business and in a manner consistent with the Seller's regular inventory practices; (ii) the inventories (subject to the inventory reserve determined consistently with the Seller's past practices for accounting for slow moving inventory) (A) consist substantially of quantities and qualities which are usable and salable by the Seller in the ordinary course of business, (B) are free from material defect, and (C) are maintained at normal levels consistent with past practice and needs of the Business; and
(iii) no inventory is held by the Seller on consignment from other Persons or is held by other Persons on consignment from the Seller, except inventory which is held at the premises of Praxair, Inc. as part of the Seller's contract with Praxair, Inc., which inventory will be specifically identified for the Purchaser at the time of the delivery of the Closing Balance Sheet pursuant to Section 1.8.

		(j) Sufficiency of Assets. Except as disclosed on Schedule 2.1(j), which identifies those patterns owned by the Seller's vendors rather than by the Seller to produce certain castings, the Acquired Assets comprise all of the operating assets (exclusive of working capital and the Excluded Assets) necessary for the conduct of the Business as currently conducted by the Seller.

		(k) Tangible Assets.
		    (i) Except as set forth on Schedule 2.1(k)(i), the Seller has maintained the tangible Acquired Assets owned or leased by it in a manner consistent with the ongoing requirements of the Business and, with respect to leased property, consistent with the terms of the leases applicable thereto, and has not altered its maintenance practices in anticipation of the sale of the Business.

		    (ii) Except as set forth on Schedule 2.1(k)(ii), all equipment currently used in the Business is free from material defects and is in good operating condition and repair (subject to normal wear and tear consistent with its age). It is understood that equipment identified on Schedule 2.1(k)(ii) will be transferred to the Buyer in "as is" condition.

		    (iii) The tangible Acquired Assets owned or used by the Seller are located at the Seller's premises listed on Schedule 2.1(k)(iii).

		    (iv) The Seller shall deliver to the Purchaser a list of the tangible Acquired Assets owned or used by the Seller within two (2) Business Days prior to the Closing Date.

		(l) Proprietary Rights.
		    (i) The Seller owns or possesses licenses or other rights to use all trademarks, trade and business names, logos, internet domain names, service marks, service names, copyrights, patents, processes, methods of production, industrial designs, trade secrets, inventions
(whether or not patentable) and computer software (collectively, "Proprietary Rights") that are used in or necessary to the conduct of the Business as currently conducted, except that based on usage since its inception, neither the Seller nor the Shareholder has filed the name "Goddard" or "Goddard Valve" for a trademark.

		    (ii) Schedule 2.1(l)(ii) sets forth a true and complete list of all trademarks, trade and business names, logos, internet domain names, service marks, service names, copyrights, patents and computer software (other than standard commercially available software to which the Seller does not hold a license to modify) included in the Proprietary Rights owned or used by the Seller (identifying which are owned and which are licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements relating thereto, and including any such Proprietary Rights owned by the Shareholder or employees of the Seller but used by the Seller in the Business.

		    (iii)	Except as disclosed on Schedule 2.1(l)(iii), the
Seller is not required to pay any royalty, license fee or similar compensation in connection with the conduct of the Business as currently conducted.

		    (iv)	Except as disclosed on Schedule 2.1(l)(iv), ), to the
best of the Seller's knowledge, the Seller has not interfered with, infringed upon or misappropriated the Proprietary Rights of any other
Person or committed any acts of unfair competition.  No claims have been asserted by any Person alleging such interference, infringement, misappropriation or act of unfair competition.

		    (v)	Except as disclosed on Schedule 2.1(l)(v), to the
best of the Seller's knowledge, no Person is infringing upon the Seller's Proprietary Rights, and neither the Seller nor the Shareholder has notified any Person that it believes that such Person is interfering with, infringing or misappropriating the Seller's
Proprietary Rights or engaging in any act of unfair competition or has done any of the foregoing.

		    (vi)	Except as disclosed on Schedule 2.1(l)(vi), there are
no Proprietary Rights developed by any shareholder, director, officer, consultant or employee of the Seller that are used in the Business and that have not been transferred to, or are not owned free and clear of any Liens by, the Seller.

		    (vii)	Except as disclosed on Schedule 2.1(l)(vii), the
Seller has not entered into confidentiality or nondisclosure agreements with any employees.

		    (viii)	Except as disclosed on Schedule 2.1(l)(viii),
the Seller has taken all reasonable measures, in accordance with its business objectives, in all appropriate jurisdictions to register and maintain the registration of its Proprietary Rights that may be registered.

		(m) Material Agreements. Schedule 2.1(m) sets forth a true and complete list, and the Seller has provided to the Purchaser true and complete copies (including all amendments and extensions thereof and all waivers thereunder) or, if oral, an accurate and complete description, of each of the following, to which the Seller is a party or is otherwise bound:




		    (i) all loan agreements, indentures, notes, installment obligations, factoring arrangements, capital leases or other agreements or instruments relating to the borrowing of money (or guarantees thereof) or creating Liens upon any of the Acquired Assets;

		    (ii) all agreements for the purchase, sale or lease of machinery or equipment entered into any time between June 30, 2002 and the Closing Date;

		    (iii) all agreements, open purchase orders or commitments for the purchase of inventory, assets or services, or any series of related agreements or orders, involving payments by the Seller following the Closing Date of more than $1,000;

		    (iv) all agreements, open sales orders or commitments for the sale of inventory, assets or services, or any series of related agreements or orders, involving receipts by the Seller after the Closing Date of more than $1,000;

		    (v) all agreements with any Governmental Authority;

		    (vi) all leases, subleases or other agreements under which the Seller has the right to use, or grants any other Person the right to use, any real property;

		    (vii) all leases, subleases, licenses or any other agreements under which the Seller has the right to use, or grants to any other Person the right to use, any tangible personal property;

		    (viii) all licenses or other agreements under which the Seller has the right to use, or grants to any other Person the right to use, any Proprietary Rights;

		    (ix) all agreements limiting the ability of the Seller to conduct the Business or to otherwise compete, including as to manner or place;

		    (x) all joint venture, "partnering" or similar agreements;

		    (xi) all sales representative, distributor or dealer agreements, practices or understandings;

		    (xii) all agreements containing confidentiality provisions to which the Seller is subject or entitled to benefit therefrom;

		    (xiii) all agreements relating to the consignment of assets to any Person or pursuant to which the Seller has possession of any assets consigned to it by any Person;

		    (xiv) all collective bargaining, union, employment, consulting, non-competition (in favor of the Seller), retainer or similar agreements; and




		    (xv) all other agreements, without regard to monetary amount, which were not entered into in the ordinary course of business or which are material to the conduct of the Business and not listed above.

	Except as disclosed on Schedule 2.1(m), neither the Seller nor, to the best of the Seller's knowledge, any other party is in default under any Acquired Contract and no event has occurred or is reasonably expected to occur which (after notice or lapse of time or both) would become a breach or default under, or would otherwise permit modification, cancellation, acceleration or termination of, any Acquired Contract or would result in the creation of or right to obtain any Lien upon, or any Person obtaining any right to acquire, any assets, rights or interests of the Seller. Except as disclosed on Schedule 2.1(m), (A) each Acquired Contract is in full force and effect and is valid and legally binding against each of the other parties thereto; (B) there are no unresolved disputes with respect to any Acquired Contract; and (C) the Seller does not have any reason to believe that any party to an Acquired Contract intends to either modify, cancel or terminate an Acquired Contract or to refuse to renew an Acquired Contract on substantially equivalent terms upon the expiration of the term thereof.
		(n) Litigation. Except as disclosed on Schedule 2.1(n), there is no claim, legal action, suit, arbitration, investigation by any Governmental Authority or other proceeding pending or, to the best of the Seller's knowledge, threatened against or relating to the Seller, the Shareholder or their respective assets which, if adversely determined, is likely to have a material adverse effect on the Business, or otherwise prevent, hinder or delay consummation of the transactions contemplated hereby. Neither the Seller nor any of its assets is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority.

		(o) Compliance with Law. To the best of its knowledge, the Seller has obtained and is in compliance with all licenses, permits and other authorizations from all applicable Governmental Authorities necessary for the conduct of the Business as currently conducted. To the best of its knowledge, the Seller is in compliance, and has complied, with all Laws applicable to it and to the operation of its business. The Seller has not received any notice, report or written allegation of any actual or alleged violation of any Laws that has not been fully satisfied.

		(p) Warranties. Except for the Seller's standard warranties as set forth on Schedule 2.1(p) (which Schedule sets forth all warranties issued by the Seller during the past five (5) years), the Seller has not made any warranty or representation in respect of any products, devices or services supplied, assembled, manufactured, distributed or repaired or agreed to be supplied by it. Except as disclosed on Schedule 2.1(p), since January 1, 2000, there have been no (i) breach of warranty or breach of representation claims against the Seller or (ii) product recalls involving the Seller's products, and no such claims are currently pending or threatened.

		(q) Affiliated Party Transactions.  Except as disclosed on
Schedule 2.1(q), none of (i) the Shareholder or (ii) any Affiliate or employee of the Shareholder or the Seller is directly or indirectly a party to any contract or other arrangement (whether written or oral) with the



Seller providing for services (other than as an employee of the Seller), products, goods or supplies, rental or real or personal property, use of any Proprietary Rights, or otherwise requiring payments from or to the same.

		(r) Insurance. Schedule 2.1(r) sets forth a list of the Seller's currently effective insurance policies that insure the Business or the Acquired Assets (including property, casualty, liability (general, products and directors and officers) and workers' compensation), listing for each policy the identity of the insurance carrier, the policy period, the limits and retentions and any special exclusions. Such policies are currently in full force and effect and the Seller has not received any notice of termination on the part of the insurance carriers. Schedule 2.1(r) also sets forth a true and complete description of any self-insurance arrangement affecting or relating to the Business.

		(s) Taxes. The Seller, either individually or on a consolidated basis with the Shareholder, (A) has filed or will file when due (taking into account permitted extensions) with the appropriate Governmental Authorities all tax returns, estimates and reports required to be filed by it for all periods ending on or before the Closing Date ("Tax Returns"), all of which Tax Returns are (or when filed, will be) true, correct and complete in all material respects, and (B) has paid in a timely manner (or is properly accruing for) all requisite taxes, levies, imposts, duties and assessments of any nature whatsoever, including real and personal property taxes and assessments, sales and use taxes, unemployment and social security taxes and income tax withholding and interest and penalties with respect to any of the foregoing ("Taxes"), which have or will become due and payable with respect to all such periods. Except as set forth on Schedule 2.1(s), neither the Shareholder nor the Seller is currently under audit by any Governmental Authority for any Taxes or has received notice of: (A) any alleged failure to file any Tax Returns or to pay any Taxes; (B) any alleged liability for the Taxes of any entity which is deemed to be a predecessor or transferor of the Business; (C) any audit adjustment; or (D) any planned audit of its Tax Returns.
(
		t) Employee Benefit Plans.
			(i) Schedule 2.1(t)(i) lists all Employee Benefit Plans which the Seller is maintaining or to which the Seller is contributing
("Employee Plans").   No corporation or other entity which, under
Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is under common control with the Seller (an
"ERISA Affiliate") maintains, or, since January 1, 1998, has maintained, contributed to or been obligated to contribute to a Pension
Plan subject to Title IV of ERISA or Section 412 of the Code or a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA, which will result in liability to the Purchaser. Each Pension
Plan and Welfare Plan disclosed on Schedule 2.1(t) has in all material respects been maintained in compliance with its terms and all provisions of ERISA and the Code applicable thereto.

			(ii) Each Pension Plan maintained by the Seller which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and the Seller does not know of any fact which would indicate that the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder has been adversely affected.

			(iii) No "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Pension Plan or Welfare Plan maintained by the Seller which will result in liability to the Seller.

			(iv) Each Welfare Plan maintained by the Seller has, to the extent applicable, at all times been in compliance in all material respects with the provisions of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA. Except as disclosed on Schedule 2.1(t)(iv), none of the Welfare Plans provides or promises post-retirement health or life benefits to current employees or retirees of the Seller beyond their retirement date or other termination of service, except as required by applicable law.

			(v) Except as disclosed on Schedule 2.1(t)(v), all contributions required to be paid under the terms of each Pension Plan maintained by the Seller have been made by the due date thereof.
(vi) With respect to each Pension Plan subject to Title IV of ERISA, (A) the Pension Benefit Guaranty Corporation (the "PBGC") has not instituted proceedings to terminate any such Pension Plan, and no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Pension Plan; (B) no accumulated funding deficiency, whether or not waived, exists with respect to any such Pension Plan; and (C) all required premium payments to the PBGC have been paid when due.

		(u) Insolvency. The Seller is able to, and following the transactions contemplated hereby will be able to, pay its liabilities in the ordinary course as they mature, and owns, and following the transactions contemplated hereby will own, property which, at a fair valuation, is greater than the sum of its liabilities.

		(v) Material Adverse Changes. Since the Latest Financial Statement Date, no event, change or development has occurred (other than those generally affecting the cryogenic valve industry) which, in the reasonable judgment of the Seller, is likely to have a material adverse effect on the Business.

		(w) Brokerage Fees. The Seller has not engaged or authorized any broker, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder who might be entitled to a fee, commission or other remuneration in connection with the transactions contemplated by this Agreement, except that it will pay to Anania and Associates a fee as a financial advisor.


	2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing Date, as follows:


		(a) Organization. The Purchaser is a company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

		(b) Authority. The Purchaser has full power and authority to enter into this Agreement and each of the Ancillary Documents to which the Purchaser is a party, and to carry out the transactions contemplated hereby and thereby. The Purchaser has properly taken all action required to be taken by the Purchaser with respect to the execution and delivery of this Agreement and each of the Ancillary Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby.

		(c) Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally or by general principles of equity. Each Ancillary Document to which the Purchaser is a party will have been duly authorized, executed and delivered by the Purchaser upon the Closing and, upon the execution and delivery thereof, will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally or by general principles of equity.

		(d) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and each of the Ancillary Documents to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Person under, (i) the articles of incorporation and by-laws of the Purchaser; (ii) any Law to which the Purchaser is subject; (iii) any judgment, order, writ, injunction, decree or award of any Governmental Authority to which the Purchaser is subject; or (iv) any license, agreement, commitment or other instrument or document to which the Purchaser is a party or by which the Purchaser is otherwise bound. No authorization, approval or consent of, and no registration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by the Purchaser of this Agreement and each of the Ancillary Documents to which the Purchaser is a party.

		(e) Litigation. There is no claim, legal action, suit, arbitration or other proceeding pending or, to the best of the Purchaser's knowledge, threatened against or relating to the Purchaser which, if adversely determined, is likely to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or any of the Ancillary Documents to which the Purchaser is a party, or otherwise prevent, hinder or delay consummation of the transactions contemplated herein or therein.

		(f) Brokerage Fees. The Purchaser has not engaged or authorized any broker, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder who might be entitled to a fee, commission or other remuneration in connection with the transactions contemplated by this Agreement.

					ARTICLE III

				   CERTAIN COVENANTS

	3.1 Conduct of the Seller Pending the Closing. Prior to the Closing, except as contemplated by this Agreement, the Seller shall:

		a) conduct the Business in the usual, regular and ordinary course consistent with past practice;

		(b) not sell, assign, transfer, lease or in any other way encumber any of its machinery or equipment; and

		(c) use commercially reasonable efforts to maintain and preserve its relationships with customers, suppliers, distributors, agents and others having business dealings with it and to retain the services of its officers and employees.

	3.2 No Solicitation. The Seller shall not, directly or indirectly, initiate contact with, solicit, encourage or participate in any way in discussions or negotiations with, or provide any information or assistance to, any Person (other than the Purchaser) concerning the acquisition of the Seller or any significant portion of its assets (including by merger, consolidation, reorganization or any other transaction).

	3.3 Reasonable Efforts; Assurances.

		(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Without limiting the foregoing, the Seller shall cause any assets that are used by the Seller in the Business but are currently owned by the Shareholder, any affiliates of the Seller or any employees of the Seller to be assigned to the Seller prior to the Closing. The parties shall attempt to consummate the transactions contemplated by this Agreement on or before January 31, 2003, and agree to act in good faith and in a spirit of fair dealing with respect to the consummation of such transactions.

		(b) If at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the Shareholder, the Seller and the Purchaser shall take such further action without additional consideration.
3.4 Advice of Changes. Between the date of this Agreement and the Closing Date, the Seller and the Shareholder, on the one hand, and the Purchaser, on the other hand, shall promptly notify the other in writing of any fact which, if existing or known at the date of this Agreement, would cause any party's representations and warranties under this Agreement not to be true and correct in any material respect.


	3.5 Access to Information and Properties.

		(a) The Seller shall provide to the Purchaser its financial statements for the period ended December 31, 2002, including any preliminary information relating to accounts receivable and inventory, as soon as the same are available, but in any case not less than ten (10) days prior to the Closing.

		(b) From the date of this Agreement through and including the Closing Date, upon reasonable notice, the Seller shall (i) give the Purchaser and its counsel, accountants and other representatives reasonable access to all books, records, offices and other facilities and properties of the Seller, (ii) permit the Purchaser to make such inspections of the foregoing as the Purchaser may reasonably request and (iii) cause its officers and employees to furnish the Purchaser with such financial and operating data and other information with regard to the business of the Seller as the Purchaser may from time to time reasonably request with the understanding that all requests for information shall be made through and shall be satisfied by only one of three designated persons (Salvatore J. Vinciguerra, Donald R. Nelson and Kenneth E. Heyman), and any access to facilities or records will have to be accomplished in such a way as to prevent observation by any employees of the Seller except the three designated persons. Any such access shall be provided, and all such inspections may therefore be required to be performed, after normal business hours or on weekends.

		(c) After the Closing, upon reasonable notice and during normal business hours, the Purchaser shall give or cause to be given to the Seller and its counsel, accountants and other representatives reasonable access to the books and records included in the Acquired Assets (including the right to make copies thereof or extracts therefrom) for any reasonable purpose of the Seller, including (without limitation) in connection with litigation or other resolution of disputes, financial reporting, Tax Return preparation and Tax compliance matters.

	3.6 Public Announcements. Neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto; provided, however, that nothing herein will prohibit any party or any of its respective Affiliates from issuing or causing the publication of any such press release or public announcement to the extent that such party is advised by its legal counsel that such action is required by Law, in which case the party making such determination shall use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

	3.7 Transaction Taxes. All transfer taxes, documentary stamp taxes, recording fees, escrow fees and other similar charges shall be paid by the party upon whom local law or custom in the applicable jurisdiction imposes such responsibility.

	3.8 Fulfillment of Warranty Obligations. After the Closing, the Purchaser, on behalf and for the account of the Seller, shall undertake warranty repairs or replacements relating to products sold or services rendered by the Seller on or prior to the Closing Date in accordance with the Seller's standard warranties for such products or as otherwise required by Law, but excluding any claims for personal injuries or torts resulting from such products (the "Warranty Obligations"). The Seller shall reimburse the Purchaser for only the direct costs (inclusive of actual costs of materials and labor, including a reasonable charge for overhead) in excess of $10,000 in the aggregate incurred by the Purchaser in the repair or replacement of products in connection with fulfilling the Warranty Obligations, but not including any indirect costs or consequential damages. The Purchaser shall promptly notify the Seller of any Warranty Obligations of which it becomes aware (other than from the Seller).

	3.9 Agreements Relating to Employees and Employee Plans.

		(a) The Purchaser may make offers of employment to those of the Seller's employees, and on such terms and conditions, as the Purchaser determines in its sole discretion. The Purchaser shall advise the Seller of those of the Seller's employees to whom it intends to make offers as soon as possible, but no later than ten (10) days prior to the Closing. The
Purchaser agrees not to contact these employees until after the Closing or at such other time as may be agreed upon by the Seller and the Purchaser.

		(b) The Seller shall provide those "qualifying beneficiaries" who terminate their employment with the Seller or otherwise have a "qualifying event" with respect to a Welfare Plan of the Seller with any continuation of health benefits coverage which is required to be provided under Part 6 of Subtitle B of Title I of ERISA or, if applicable, Section 4980B of the Code (commonly referred to collectively as "COBRA").
"Qualifying beneficiaries" and "qualifying event" shall have the meanings ascribed to those terms in COBRA.

		(c) The Seller shall indemnify and hold harmless the Purchaser from and against any and all liabilities, costs or expenses arising under the Worker Adjustment and Retraining Notification Act or any similar state statutes with respect to the termination of any of the Seller's employees, whether such termination occurs before or after the Closing.

	3.10 Restrictive Covenants. Each of the Seller and the Shareholder agree that:

		(a) For a period of five (5) years following the Closing Date (the "Non-Competition Period"), such party shall not participate in any business or enterprise which manufactures, sells or distributes any cryogenic globe valve and gate valve products anywhere in North America. For purposes hereof, the term "participate" includes any direct or indirect interest in any business or enterprise, whether as an officer, director, manager, employee, shareholder, partner, sole proprietor, member, agent, representative, independent contractor, consultant, distributor, creditor or otherwise; provided however, that the term "participate" shall not include ownership of less than three percent (3%) of the securities of a publicly-held entity whose securities are traded on a national securities exchange or in the over-the-counter market, so long as such party has no active participation in the business of such entity.




		(b) During the Non-Competition Period, such party shall not directly or indirectly (i) induce or attempt to induce any employee of the Purchaser to leave the employ of the Purchaser, or in any way interfere with the relationship between the Purchaser and any employee thereof; or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, distributor or other business relation of the Purchaser to cease doing business with the Purchaser or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, distributor or business relation and the Purchaser, as the case may be (including, without limitation, making any negative statements or communications about the Purchaser).

		(c) If, at the time of enforcement of this Section, a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

		(d) Such party recognizes and affirms that in the event of a breach of this Section, money damages would be inadequate and the Purchaser would have no adequate remedy at law. Accordingly, such party agrees that the Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and such party's obligations under this Agreement not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive and/or equitable relief, in either case without proof of actual damages and without posting a bond or other security, in order to enforce or prevent any violations (whether anticipatory, continuing or future) of this Agreement. In the event of a breach or violation by such party of this Section, the running of the Non-Competition Period (but not of such party's obligations hereunder) shall be tolled during the continuance of any actual breach or violation.

		(e) By virtue of such party's relationship to the Business, such party has been exposed and has had access to confidential information regarding the Business, including, without limitation, information concerning the products pricing, marketing and promotion techniques, suppliers, customers and financial information (all of the foregoing being herein referred to collectively as "Confidential Information"). Such party agrees that during the Non-Competition Period and at all times thereafter, such party shall hold in confidence and shall not disclose or use (except for the benefit of the Purchaser) any of the Confidential Information; provided, however, that the foregoing shall not apply to information which (i) subsequently becomes available to the general public other than by disclosure by such party in violation hereof, or (ii) is disclosed, following written notice to the Purchaser, under the terms of a subpoena or order issued by a court of competent jurisdiction or pursuant to applicable law.

	3.11 Change and Discontinuance of Use of Names. Each of the Seller and the Shareholder shall file amendments to its articles of organization and any certificates of authority to do business in foreign jurisdictions changing its corporate name to a name which does not include the word "Goddard," "Goddard Valve" or "Goddard Industries" or any derivatives thereof. The Seller shall take such actions within three (3) Business Days after the Closing and the Shareholder shall take such actions within 120 days after the Closing. Each of the Seller and the Shareholder shall cease using the name "Goddard" or any derivatives thereof for ongoing business purposes (i.e., in connection with the sale of products and services) after the Closing.

					ARTICLE IV

				CONDITIONS TO CLOSING

	4.1 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (any of which may be waived in writing by the Seller):

		(a) the Purchaser shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it hereunder on or prior to the Closing (including, without limitation, those specified in Section 5.3);

		(b) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period); and

		(c) no action, suit, claim or proceeding by or before any Governmental Authority shall be pending which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or which otherwise questions the validity or legality of any such transactions.

	4.2 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of the following conditions (any of which may be waived in writing by the Purchaser):

		(a) The Seller shall have performed or complied in all material respects with all obligations and agreements required to be performed or complied with by it hereunder on or prior to the Closing (including, without limitation, those specified in Section 5.2);

		(b) the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period);

		(c) no action, suit, claim or proceeding by or before any Governmental Authority shall be pending which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or which otherwise questions the validity or legality of any such transactions; and



		(d) the Seller shall have obtained on terms and conditions reasonably satisfactory to the Purchaser the consents and approvals of third parties listed on Schedule 4.2(d).


					ARTICLE V

					CLOSING
	5.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Brown Rudnick Berlack Israels LLP, One Financial Center, Boston, Massachusetts at 10:00 a.m., Boston time, on January 31, 2003, or at such other place, at such other time or on such other date, as the parties may mutually agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date."
5.2 Deliveries by the Seller. Subject to the terms and conditions hereof, the Seller shall deliver the following to the Purchaser at or before the Closing:

		(a) evidence that the Seller has obtained on terms and conditions reasonably satisfactory to the Purchaser all consents and approvals required under Section 4.2(d);

		(b) such bills of sale and assignments (including assignments of Proprietary Rights), special warranty deeds, duly endorsed certificates of title of motor vehicles to be transferred, and other instruments and documents of conveyance and transfer, in form and substance reasonably satisfactory to the Purchaser, as shall be necessary and effective to transfer and assign to, and vest in, the Purchaser all right, title and interest in and to the Acquired Assets;

		(c) a certificate of the Seller, in form and substance reasonably satisfactory to the Purchaser, dated the Closing Date and signed by the President or a Vice President of the Seller, certifying compliance with the conditions set forth in Sections 4.2(a) and 4.2(b); and

		(d) an opinion of counsel to the Seller substantially in the form of Exhibit A attached hereto, and

		(e) Restrictive Covenant Agreements executed by Salvatore J. Vinciguerra, Donald R. Nelson and Saul I. Reck, respectively, substantially in the form of Exhibit B attached hereto.

	5.3 Actions or Deliveries by the Purchaser. Subject to the terms and conditions hereof, the Purchaser shall deliver the following to the Seller at or before the Closing:

		(a) the Initial Purchase Price Payment in accordance with
Section 1.6(a);

		(b) an assumption agreement, in form and substance reasonably satisfactory to the Seller, evidencing the Purchaser's assumption of the Assumed Liabilities;





		(c) a certificate of the Purchaser, in form and substance reasonably satisfactory to the Seller, dated the Closing Date and signed by the President or a Vice President of the Purchaser, evidencing compliance with the conditions set forth in Sections 4.1(a) and 4.1(b); and

		(d) an opinion of counsel to the Purchaser substantially in the form of Exhibit C attached hereto.

	5.4 Other Documents. The parties agree to execute and deliver at the Closing all Ancillary Documents and other documents that are necessary or advisable in order to consummate the transactions contemplated hereby or in connection herewith.

	5.5 Expenses. Except as otherwise specifically provided herein, each of the Purchaser and the Seller shall pay its own expenses, including, but not limited to, attorneys', accountants', financial advisors' and brokers' or finders' fees, incurred in connection with the transactions contemplated hereby.


					 ARTICLE VI

					TERMINATION
	6.1 Termination.  This Agreement may be terminated prior to the
Closing:

		(a) at any time by mutual consent of the Purchaser and the Seller; or

		(b) by either the Purchaser or the Seller if the Closing shall not have been consummated on or before March 31, 2003 (provided that the terminating party is not otherwise in material breach of its obligations under this Agreement), which date may be extended by written agreement of the Purchaser and the Seller.

	6.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 6.1, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective directors, officers, shareholders or agents, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the material breach by any other party of any covenant or agreement contained in this Agreement.


					ARTICLE VII

				   INDEMNIFICATION

7.1 Indemnification by the Seller and the Shareholder. Subject to the terms of this Article VII, the Seller and the Shareholder jointly and severally shall indemnify and hold harmless the Purchaser from and against any liability, claim, demand, action, suit, proceeding, judgment, settlement, loss, damage or expense, including, without limitation, reasonable consulting, attorneys' and accountants' fees (collectively, "Losses"), suffered or incurred by the Purchaser following completion of the Closing which arise out of or result from:

		(a) any inaccuracy in or breach of any of the representations and warranties of the Seller contained in Section 2.1;

		(b) any breach by the Seller of any covenant or agreement of the Seller contained in this Agreement; or

		(c) any of the Retained Liabilities, including any Retained Liabilities for which the Purchaser is held liable as a successor or otherwise.
Notwithstanding the foregoing, the Purchaser shall not be entitled to indemnification hereunder with respect to Losses suffered or incurred under
Section 7.1(a): (i) until such Losses, exceed $40,000 in the aggregate (and then only to the extent of such excess) and (ii) in an amount in excess of $2,000,000 in the aggregate.
7.2 Indemnification by the Purchaser.  Subject to the terms of this
Article VII, the Purchaser shall indemnify and hold harmless the Seller from and against any Losses suffered by the Seller following completion of the Closing which arise out of or result from:

		(a) any inaccuracy in or breach of any of the representations or warranties of the Purchaser contained in Section 2.2;

		(b) any breach by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement; or

		c) any of the Assumed Liabilities.

	7.3 Method of Asserting Third Party Claims. Promptly after the assertion by any third party of any claim or demand against any Person that may be entitled to indemnification under this Article VII with respect to such claim (the "Indemnified Party"), the Indemnified Party shall promptly notify the party from whom indemnification may be sought (the "Indemnifying Party"), specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasibly ascertainable (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice"). Within thirty (30) days after receipt of a Claim Notice (the "Notice Period"), the Indemnifying Party may assume the defense of such claim; provided, however, that (a) the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party; and (b) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), enter into any settlement of a claim, consent to the entry of any judgment with respect to a claim or cease to defend a claim, if pursuant to or as a result of such settlement, consent or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Party or if such settlement does not expressly and unconditionally release the Indemnified Party from all Liabilities with respect to such claim, with prejudice. The Indemnified Party may participate in the defense of such claim with co-counsel of its choice; provided, however, that the fees and expenses of the Indemnified Party's counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein;



or (ii) a claim shall have been brought or asserted against the Indemnifying Party as well as the Indemnified Party, and the Indemnified Party shall have been advised in writing by outside counsel that there may be one or more factual or legal defenses available to it that are in conflict with those available to the Indemnifying Party, in which case such co-counsel shall be at the expense of the Indemnifying Party. If the Indemnifying Party does not assume the defense of such claim, the Indemnified Party may defend against the same in any manner that it reasonably deems appropriate.

	7.4 Method of Asserting Direct Claims. In the event an Indemnified Party desires to assert a claim for indemnification against an Indemnifying Party that does not involve a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party. The Indemnifying Party shall notify the Indemnified Party within the Notice Period whether it disputes all or any part of such claim.

	7.5 Survival of Representations. All of the representations and warranties contained in this Agreement shall survive for a period of fifteen
(15) months following the Closing Date except that those contained in Section 2.1(g) (Title to Assets) and those fraudulently made shall survive indefinitely and those contained in Sections 2.1(s) (Taxes) and 2.1(t) (Employee Benefit Plans) shall survive until the end of three (3) months following the expiration of the applicable statute of limitation with respect to the matter giving rise to the claim for indemnification. No claim for indemnification may be made under this Article VII unless a Claim Notice is given within the applicable survival period set forth herein.

	7.6 Failure to Give Timely Notice. Except as provided in Section 7.5, a failure by an Indemnified Party to give timely, complete or accurate notice as required under Sections 7.3 or 7.4 shall not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged or prejudiced as a result of such failure to give timely notice.


					ARTICLE VIII

					 DEFINITIONS

	8.1 Certain Definitions. For purposes of this Agreement, the following terms and phrases shall have the following meanings:

	"Affiliate" means, with respect to any Person, (a) if an entity, any director, officer, manager, general partner or trustee of such Person, (b) if an individual, a spouse, parent, sibling or descendant of such Person and (c) any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.




	"Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Boston, Massachusetts or Winston-Salem, North Carolina.

	"Code" means the Internal Revenue Code of 1986, as amended.

	"Employee Benefit Plan" means any (a) Pension Plan, (b) Welfare Plan and (c) any other employee benefit, fringe benefit, perquisite, deferred compensation, retirement, or employee stock option, stock purchase or stock ownership plan, agreement or arrangement, whether or not subject to ERISA and whether or not funded.

	"Governmental Authority" means any court, arbitrator, administrative agency or commission, or governmental or regulatory official, department, agency, body, authority or instrumentality, whether foreign, federal, state or local.

	"Laws" means any federal, state, local, municipal or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

	"Lien" means any lien, claim, hypothecation, option, pledge, charge, security interest, equitable interest, or other encumbrance of any nature or kind whatsoever.

	"Pension Plan" means any qualified or non-qualified Employee Pension Benefit Plan (including any Multiemployer Plan), as such term is defined in
Section 3(2) of ERISA.

	"Person" means any individual, sole proprietorship, general partnership, limited partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, Government Authority or other entity.

	"to the best of the Seller's knowledge" or words of similar import mean the actual knowledge, after conducting a reasonable investigation, of Salvatore J. Vinciguerra, President and Chief Executive Officer of the
Seller, Donald R. Nelson, Vice President of Engineering of the Seller, and Kenneth E. Heyman, Vice President and Controller of the Seller.

	"Welfare Plan" means any Employee Welfare Benefit Plan, as such term is defined in Section 3(1) of ERISA.














	8.2 Other Defined Terms. Each of the following terms have the meaning assigned to it in the Section indicated:

	Term					Section
	Accounts Receivable		2.1(h)
	Acquired Accounts Receivable	1.2(a)
	Acquired Assets			1.1
	Acquired Contracts		1.2(e)
	Agreement				Preamble
	Ancillary Documents		2.1(b)
	Assumed Liabilities		1.4(a)
	Business				Recitals
	Claim Notice			7.3
	Closing				5.1
	Closing Balance Sheet		1.7
	Closing Date			5.1
	COBRA					10(b)
	Confidential Information	3.11(e)
	Employee Plans			2.1(t)(i)
	ERISA					2.1(t)(i)
	ERISA Affiliate			2.1(t)(i)
	Evaluator				1.8
	Excluded Assets			1.3
	Financial Statements		2.1(e)
	GAAP					1.8
	Indemnified Party			7.3
	Indemnifying Party		7.3
	Initial Purchase
	  Price Payment			1.6(b)
	Latest Balance Sheet		2.1(h)
	Latest Financial
	  Statement Date			2.1(e)
	Letter of Intent			1.6(a)
	Losses				7.1
	Non-Competition Period		3.11(a)
	Notice Period			7.3
	Participate				3.11(a)
	PBGC					2.1(t)(vi)
	PPA Holdback			1.6(b)
	Proprietary Rights		2.1(l)(i)
	Purchase Price Adjustment	1.7
	Purchase Price			1.5
	Purchaser				Preamble
	Receivables Adjustment		1.10
	Receivables Holdback		1.6(b)
	Reference Balance Sheet		1.7
	Retained Liabilities		1.4(b)
	Seller				Preamble
	Shareholder				Preamble
	Tax Returns				2.1(s)
	Taxes					2.1(s)
	Warranty Obligations		3.9





					ARTICLE IX

				    MISCELLANEOUS

	9.1 Notices. All notices and other communications required or desired to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally (including delivery by courier service), transmitted by facsimile transmission with electronic confirmation, or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

	(a)	If to the Seller or the Shareholder, to:

		Goddard Industries, Inc.
		c/o Salvatore J. Vinciguerra
		5 Byfield Road
		Newton, Massachusetts 02468
		Attention:	Salvatore J. Vinciguerra
		Facsimile:	(617) 964-5633
		Telephone:	(508) 579-4752

		with a copy sent contemporaneously to:

		Brown Rudnick Berlack Israels LLP
		One Financial Center
		Boston, Massachusetts  02111
		Attention:	Joel M. Reck
		Facsimile:	(617) 856-8201
		Telephone:	(617) 856-8558

	(b)	If to the Purchaser, to:

		Engineered Controls International, Inc.
		100 Rego Drive
		Post Office Box 247
		Elon, North Carolina  27244
		Attention:	Donald G. Armstrong
		Facsimile:	(336) 449-6594
		Telephone:	(336) 449-7707

		with a copy sent contemporaneously to:

		Neal, Gerber & Eisenberg
		2 North LaSalle Street
		Chicago, Illinois  60602
		Attention:	Miranda K. Mandel
		Facsimile:	(312) 269-1747
		Telephone:	(312) 269-8029

or to such other address as the Person to whom notice is to be given may have previously furnished to the other parties in writing in accordance herewith. Notice shall be deemed given on the date received (or, if receipt thereof is refused, on the date of such refusal).




	9.2 Amendments and Waivers. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

	9.3 No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question of intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

	9.4 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. References to any "Article," "Section," "Exhibit" or "Schedule" shall refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of a party shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities made by, any other party pursuant to this Agreement, irrespective of the knowledge and information obtained (or which should have been received) therefrom by the investigating party, and consummation by a party of the transactions contemplated hereby shall not be deemed a waiver of a breach of or an inaccuracy in any representation, warranty or covenant or of its rights and remedies with regard thereto.

	9.5 Parties in Interest; Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that, upon written notice to the Seller and the Shareholder, the Purchaser may assign this Agreement and any rights hereunder to any Person acquiring all or substantially all of the Business.

	9.6 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the Commonwealth of Massachusetts, without regard to the conflicts of law principles of such Commonwealth.

	9.7 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

	9.8 Severability. If any term or provision of this Agreement shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and this Agreement shall be deemed severable and shall be enforced otherwise to the full extent permitted by law; provided, however, that such enforcement does not deprive any party hereto of the benefit of the bargain.

	9.9 Entire Agreement. This Agreement (including the Schedules and Exhibits referred to herein and which form a part hereof) constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof, but specifically excluding (i) the Reciprocal Non-Disclosure Agreement dated as of October 1, 2002 by and between the Shareholder and the Purchaser; provided, however, that the obligations of the Purchaser thereunder shall terminate as of the Closing with respect to the Confidential Information, as defined therein, of the Seller, and (ii) the final two sentences of Section 5 of the Letter of Intent regarding the return of the Escrow Amount, as defined therein.





	9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.



			[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]






























IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Purchaser and the Seller on the date first above written.


THE SELLER:

GODDARD VALVE CORPORATION,
a Massachusetts corporation

By: ______________________________________
   Name:   Salvatore J. Vinciguerra
   Title:  President

THE SHAREHOLDER:

GODDARD INDUSTRIES, INC., a Massachusetts corporation

By: ______________________________________
   Name:   Salvatore J. Vinciguerra
   Title:  President

THE PURCHASER:

ENGINEERED CONTROLS INTERNATIONAL, INC.,
a Delaware corporation
By:______________________________________

   Thomas R. Darcy, President